UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2018

Pivotal Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38460	94-3094578
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Howard Street, Fifth Floor San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 777-4868

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)	Compensatory Arrangements of Certain Officers.

Under the Fiscal Year 2019 Executive Incentive Program (the “FY19 Program”) of Pivotal Software, Inc. (“Pivotal”), bonus payments for our named executive officers were determined as a percentage of each named executive officer’s bonus target and key measures of Pivotal’s operating success. The FY19 Program’s components were based on the achievement of semi-annual and annual goals for the following company metrics: annual contract value, total revenue, non-GAAP operating loss, and the acquisition of new Pivotal Cloud Foundry customers. Participants who were actively employed by Pivotal on the last day of a semi-annual bonus period were eligible for payment for that period. The Compensation Committee of our Board of Directors approved the following bonuses in total under the Program for our named executive officers: Robert Mee - $347,325; William Cook - $277,860; and Onsi Fakhouri - $104,198.

Our Compensation Committee has approved Pivotal’s Fiscal Year 2020 Executive Incentive Program (the “FY20 Program”). Under the FY20 Program, bonus payments for our named executive officers will be determined as a percentage of each named executive officer’s bonus target and key measures of Pivotal’s operating success. The FY20 Program’s components are based on the achievement of semi-annual and annual goals for the following company metrics: annual contract value, total revenue and non-GAAP operating loss margin. Participants who are actively employed by Pivotal on the last day of a semi-annual bonus period will be eligible for payment for that period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pivotal Software, Inc.

Date: April 12, 2019	/s/ Andrew M. Cohen
Andrew M. Cohen Senior Vice President, General Counsel and Corporate Secretary